Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.

Michelle Faulkner

Manager, Corporate Communications

(781) 860-8414

michelle.faulkner@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES FOURTH QUARTER 2004 CUBICIN

REVENUES OF $21.0 MILLION AND YEAR-END 2004 REVENUES OF $58.6 MILLION

Lexington, MA, January 10, 2005 — Cubist Pharmaceuticals, Inc. (Nasdaq:CBST) today announced $21.0 million in net revenue (unaudited) for its flagship antibiotic product Cubicin® (daptomycin for injection) during the fourth full quarter since launch.  This is an increase of 17%, or $3 million, from third quarter 2004 CUBICIN revenue.  Full 2004 year-end net revenues were $58.6 million (unaudited) which is in the high end of the company’s 2004 earnings revenue guidance of $55 – $60 million.

Michael W. Bonney, President and CEO stated, “With just over a full year of sales now completed, we take great pride in the confirmation that the launch of CUBICIN is in fact the most successful IV antibiotic launch in dollar terms in U.S. history.”

As a reminder Cubist will be presenting at the JP Morgan Healthcare Conference this Thursday, January 13th at 1:30 p.m. pacific time (4:30 p.m. eastern time.)  The live webcast can be accessed at http://equityconferences.jpmorgan.com.  You can go to www.cubist.com for further webcast access information.  The previously announced earnings conference call and webcast is scheduled for Tuesday, January 25th at 10:30 a.m. ET.  Details are provided below.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Tuesday, January 25, 2005 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 519-4471

REPLAY PASSCODES:  Conference ID # 5506269

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that meet unmet medical needs.  In the U.S., Cubist markets Cubicin® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic currently in the second of two Phase 2 trials to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xi) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and Cubicin are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com